The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on August 6, 2009.

This filing, including information included or incorporated by reference in this filing, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments; adverse governmental or regulatory policies may be enacted; our current liquidity and our access to additional liquidity have been, and may continue to be, reduced by the reduced availability of short-term and long-term financing, including a significant curtailment in the market for securities issued in securitizations and in the market for our securities and a significant reduction of the availability of repurchase agreements, warehouse facilities and bank financing; payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations which reduces our liquidity; our ability to originate and finance investments has been, and may continue to be, decreased by our reduced access to liquidity; the fair value of our assets that we record at their fair value on our financial statements has declined, and may continue to decline, substantially, which has had a material adverse effect on our financial performance, and the fair value of our liabilities that we record at their fair value on our financial statements may increase, which may have a material adverse effect on our financial performance; payment defaults and other credit risks in our investment portfolio have substantially increased, and may continue to increase, in all categories of our investment portfolio, which has reduced, and may continue to reduce, our cash flow, net income and ability to make distributions: our investment portfolio may have material geographic, sector, property-type and sponsor concentrations which could be adversely affected by economic factors unique to such concentrations; our borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income; our increased use of different methods of financing our investments from our historical methods may reduce our rate of return on our investments from historical levels; our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; we and our subsidiary, Taberna Realty Finance Trust, or Taberna, may fail to maintain qualification as real estate investment trusts, or REITs; we and Taberna may fail to maintain exemptions under the Investment Company Act of 1940; management and other key personnel may be lost; our hedging transactions may not completely insulate us from interest rate risk, which could cause volatility in our earnings; and competition from other REITs and other specialty finance companies may increase.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this filing or the date of any document incorporated by reference in this filing. All subsequent written and oral forward-looking statements concerning the matters addressed in this filing and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav

RAIT Financial Trust — VP, Director Corporate Communications

Scott Schaeffer

RAIT Financial Trust — CEO

Jack Salmon

RAIT Financial Trust — CFO

CONFERENCE CALL PARTICIPANTS

David Fick

Stifel Nicolaus — Analyst

Leon Cooperman

Omega Advisors — Investor

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Second Quarter 2009 RAIT Financial Trust Earnings Conference Call. My name is Michelle and I will be your coordinator for today. At this time all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of today’s conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

And I would now like to turn the presentation over to your host for today’s call, Mr. Andres Viroslav, Vice President, Director of Corporate Communications. Please proceed.

Andres Viroslav - RAIT Financial Trust — VP, Director Corporate Communications

Thank you, Michelle, and good morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s second quarter 2009 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer; Jack Salmon, Chief Financial Officer; and Rafi Licht, our Chief Operating Officer.

This morning’s call is being webcast on our website at www.raitft.com. There will be a replay of the call available via webcast on our website and telephonically beginning at approximately 1:00 P.M. Eastern Time today. The dial-in for the replay is 888-286-8010, with a confirmation code of 85227218.

Before I turn the call over to Scott, I would like to remind everyone that there may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations.

Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information, and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com, under Investor Relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein, except as may be required by law.

Now I would like to turn the call over to RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you very much, Andres, and thank all of you for joining us this morning as we present RAIT’s second quarter 2009 results. Before I turn the call over to Jack to go through the financial highlights, I would like to briefly discuss results for the quarter and then focus my comments on activities recently announced in either 8-K or press release form.

Some things have not changed. The market environment remains challenging. Liquidity is scarce and commercial real estate fundamentals remain weak. However, we’ve taken a number of steps towards investing in our future by de-leveraging the balance sheet, enabling the market to get a clearer view of RAIT, and building on RAIT’s core competencies in real estate and the real estate securities market.
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It’s impossible to time the ultimate market recovery, so we will continue to take a step by step approach to our balance sheet and the business as we position the company for future growth.

During the second quarter, our portfolio generated adjusted earnings of $0.19 per share and we incurred a $4.43 per share GAAP loss. The GAAP loss was caused primarily by a $4.82 per share non-cash loss that we incurred on the sale of our interest in four domestic Taberna securitizations and a $1.02 per share provision for losses in our commercial real estate loans and residential mortgage loan portfolios. During the second quarter, we added $27 million to the provision for commercial real estate loan losses, compared to $62 million in the first quarter, and we wrote off approximately $44 million against our reserves primarily due to the conversion of seven commercial real estate loans into owned properties during the quarter. We ended the quarter with $108 million provision for commercial loan losses as compared to $126 million at the end of the first quarter. It’s also important to note that we only had $27.3 million in future funding commitments, which are pre-funded and available within our securitizations.

While we remain focused on the credit performance of our assets, we have also taken steps to reduce our corporate leverage. We completed a number of transactions during and after the second quarter which we expect will de-lever our balance sheet materially in the third quarter.

In July, we purchased, at a discount, approximately $98.3 million par amount of senior convertible notes for $53 million through a combination of $10 million in cash and the issuance of a new $43 million senior secured note which matures in 2014. We expect to save approximately $1.4 million of interest expense per year. The transaction eliminated $55.3 million of senior debt, provided us with an additional two years of term on the new debt and reduced the amount of cash needed to service our recourse obligations. We feel this transaction was a major step forward. It’s beneficial to our shareholders and provides the company with the needed flexibility as the de-leveraging process continues. During 2009, we were also successful in paying off or extending $51.2 million of recourse debt outstanding on our lines of credit and term loan indebtedness.

At June 30, 2009, RAIT had a $3.4 billion residential mortgage portfolio and $3.1 billion of securitized debt which financed these assets. On July 16th, we sold all of our residual interest in these securitizations. We no longer needed these assets for REIT qualification purposes and the assets have performed poorly along with the residential real estate market. The sale generated $16.5 million in cash proceeds and eliminated the assets and corresponding liabilities from our balance sheet. The sale also removed the potential for future credit risks and expected losses as default rates and delinquencies increase. We reported $116.3 million of loss provisions on those assets for the six months ended June 30, 2009. The pro forma impact of the sale can be reviewed in the 8-K we filed on July 21, 2009.

During the quarter, we also sold our residual equity and a portion of our non-investment grade investments in four of our Taberna trust preferred securitizations. These sales resulted in the removal of significant amount of mark-to-market assets and liabilities from our consolidated balance sheet. We expect the impact to be a more transparent presentation of our financial statements and less volatility in our financial results in future quarters.

Also, we have taken steps to build upon RAIT’s core competencies in real estate and the real restate securities market. We continue to provide collateral management services for the de-consolidated securitizations and generate corresponding senior asset management fees. Furthermore, we expect to diversify our income streams by generating fee income through non-capital intensive business activities. We recently announced the expansion of our broker-dealer, RAIT Securities, LLC into a fixed income sales and trading platform and hired two experienced professionals to lead the growth of that business. RAIT is investing modest levels of operating capital for infrastructure upgrades, but is not risking capital for trading. We expect to generate recurring stream of fee income from this business over time as well as grow our relationship network.

In May, we acquired a majority interest in Jupiter Communities, LLC, a Chicago-based multi-family property manager with more than 10,000 apartment units under management nationwide. Jupiter Communities not only manages RAIT’s portfolio of multi-family properties, but it’s also growing its third-party fee-for-service business.

And with that overview of activity at RAIT, I would like to turn the call over to Jack to go through the financial results.

Jack Salmon - RAIT Financial Trust — CFO

Thanks Scott. As Scott has discussed, RAIT is now focused on two primary portfolios. Number one, our core CRE business consisting of over $2 billion of loans and directly owned real estate. And secondly, our relatively static portfolio of debt securities, primarily held by our Taberna VIII and IX and two European portfolios. As a result, my comments will address primarily the financial aspects of these two portfolios during the second quarter.

From an overall balance sheet standpoint, total assets decreased by approximately $1.4 billion during the second quarter, including the following major events. We converted $142 million of CRE loans into investments in real estate and recorded adjustments to the carrying basis of these investments of $28 million, which were previously recorded against the allowances for loan loss reserves. The net assets acquired reduced our CRE loan portfolio and had correspondingly increased our investments in real estate to a total of $605 million at quarter’s end. We disposed of $1.1 billion of investment in securities held by four of our previously consolidated Taberna CDOs and approximately $900 million of corresponding liabilities. We recorded a $136 million reduction in the residential mortgage portfolio due to principal prepayments and associated $124 million reduction in the related mortgage-backed securitization debt on that portfolio. The remaining $3.4 billion of net RMBS assets were sold in July of 2009. During the quarter, we maintained cash and cash equivalents of approximately $41 million after making our semi-annual interest payments on our convertible debt in April of 2009.

For the first six months of 2009, our recourse debt obligations have decreased as a result of principal repayments and debt repurchases. As of today, we have extended two of our commercial bank lines beyond 2009, repaid approximately $28 million of secured debt, and reduced our convertible debentures by over $100 million, while issuing new secured debt of $43 million which is due in 2014. Today our total recourse debt of approximately $498 million has less than 5% maturing in the balance of 2009, an additional 10% due within one year, and another 5% due within two years from today.

From an operating perspective, the following events have occurred. First, our investment interest income was $130 million for the quarter, which is 27% below the $177 million for the comparable quarter in 2008. This is primarily due to reductions in nominal interest rates and loans placed on non-accrual status. Total revenue of $60.8 million includes net interest margins of $38.5 million, rental income of $13.6 million, and fee income of $8.7 million. Our rental income is increasing as we acquire more owned real estate. Our fee income has increased as we broaden our property management and advisory services. During the quarter, we recorded additional allowances for loan losses of $66 million compared with $119 million during the first quarter of 2009. Of this, $27 million is pertaining to the CRE portfolio that Scott discussed. In total, we’ve charged off $54 million of commercial and residential loans during the quarter, against the previously recorded allowances for loan losses, resulting in a net increase of $12 million in the quarter and a total allowance of $238 million at June 30, 2009. We also recorded $46 million of asset impairments, which were primarily related to our equity investments in our European portfolios and other investments in debt securities. We recorded a non-cash charge of $314 million in disposing of the four Taberna CDOs. Now, after recording the gains on extinguishment of debt and fair value of mark-to-market adjustments, both of which have no effect on cash flow, we are reporting a net GAAP loss of $289 million, or $4.42 loss per common share. After adjusting for the non-cash effects of the above write-offs and the fair value changes I described, we’re generating $0.19 per common share of adjusted earnings during the quarter and $0.46 of adjusted earnings per common share on a year-to-date basis.

I’d like to comment briefly on our credit performance overview. In the CRE portfolio, of which we own $2.3 billion of CRE loans and direct investments at June 30, 2009, there are $172 million of non-performing loans on a non-accrual basis at June 30th. This is associated with 27 loans representing approximately 7.6% of our total portfolio.In July of 2009, both of our CRE CDOs are meeting all of the required interest coverage and over-collateralization tests necessary for normal monthly distribution and cash flows. We received $19.1 million of gross cash flow overall during the quarter related to our CRE investments. Turning to the TruPS portfolio, the portfolio currently represents subordinated debt and other investment securities carried at a fair value of $675 million as of June 30, 2009, representing the two remaining consolidated CDOs. We received quarterly senior management fees on both our owned and managed CDOs of $2.7 million during the quarter.

I’d like to comment briefly on liquidity. During the second quarter, we generated gross cash flow of approximately $34 million from operations in our investment portfolios and advisory fees. After meeting our cash operating expenses of approximately $10 million, we used $6 million to pay down existing debt, paid $13 million of convertible debt interest, paid preferred dividends of $3.4 million and have maintained $41 million of available cash as of June 30, 2009.

Finally I’d like to talk about our REIT taxable income. As a REIT, we are required to make distributions of at least 90% of our annual REIT taxable income. Many factors affect the determination of REIT taxable income, both in terms of timing of recognition and estimates of certain income and expense items. Now, given the volatility of the markets in which we operate, it is likely that taxable income will be different from the financial reporting under GAAP. The tax laws also provide certain elective methods which determine the nature and timing of both income and expense amounts. As a result, we are reporting estimated REIT taxable losses of over $70 million through June 30, 2009. And there can be no assurance that our estimated REIT taxable loss will be typical of the results expected for the full year. We will continue to monitor events throughout the year to refine our estimate of REIT taxable income as future events occur. Future distributions to both preferred and common shareholders are dependent upon the results of this analysis and will be determined at such time.

That completes the financial report. I’d like to return the call back to Scott.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks Jack.

In summary, going forward we will continue to focus on de-leveraging the company. We will expand RAIT’s broker-dealer, RAIT Securities LLC. We’re working on growing Jupiter Communities, RAIT’s full-service multifamily property management company, and we will continue to manage RAIT’s commercial real estate loan portfolio to maximize shareholder value.

And with that, Michelle, I think would you please open the lines for question.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). And your first question comes from the line of David Fick of Stifel Nicolaus. Please proceed.

David Fick - Stifel Nicolaus — Analyst

Good morning. Can you tell us what the — what constituted the big fee jump and other income quarter-over-quarter?

Jack Salmon - RAIT Financial Trust — CFO

Sure. We’ve been doing a lot of work on restructuring our debt portfolio, David, which gives us the opportunity to charge advisory fees to restructure those debt instruments, and that has continued three months up, first six months of 2009.

David Fick - Stifel Nicolaus — Analyst

And so your — that would be within the CDOs and the managed structures that you’re able to charge fees to those structures?

Jack Salmon - RAIT Financial Trust — CFO

To the issuers of those.

David Fick - Stifel Nicolaus — Analyst

The issuers, okay. What was the — can you remind us what the sale price was on the Taberna CDO interests and what interest specifically was sold, was there only the equity of junior tranches or were there senior bonds in there also?

Jack Salmon - RAIT Financial Trust — CFO

We held for the consolidated CDOs, a majority of the equity and BB class of instruments such that we consolidated those CDOs previously, and we have sold all of our preferred shares and significant portion of the BB and other levels of debt instruments sufficient to de-consolidate those interests. We still have some of the BBB and higher rated securities, but they are scattered across the various deals. And we basically sold the controlling interest in Taberna III, IV, VI, and VII during the quarter for a nominal amount.

David Fick - Stifel Nicolaus — Analyst

Okay. That’s what we assumed that there really was not any value there. Along those lines, does it make sense to sort of go back to the core old business where you actually have strength and sort of try to silo off the structural history and could you just get rid of all of your non-cash flowing CDOs, shrink the balance sheet and go back to straight commercial lending at a time that it looks like there is some attractive opportunities out there?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, David, I think that’s what we see us doing. We de- consolidated the majority of the Taberna CDOs. We’re focusing our efforts on the commercial real estate platform. We have maintained our — all of our capabilities in commercial real estate through this period.

You know from our history that this has been and it continues to be an integrated platform where we sourced, serviced, underwritten, provided due diligence, closed transactions all in-house. We continue to have that platform and we’re leveraging that ability to take advantage of opportunities in the market today.

The other thing that we’ve done is simplify and also focused on the commercial platform is that we sold the resi portfolio which no longer was needed for REIT qualification purposes.

David Fick - Stifel Nicolaus — Analyst

Okay. You’re — just looking at your tables, your multi-family property ownership was up $182 million year-to-date. I assume that that’s mostly REO now. And the question is what will happen with those assets as well as the other REO? You picked up new $33 million of retail property.

Scott Schaeffer - RAIT Financial Trust — CEO

It is REO and we’ve — on those assets we’ve made the determination that the assets are good assets in good markets that it would not be to the Company’s benefit to try to sell them at this time in the cycle. So we have taken ownership, which is part of the reason that we acquired the interest in Jupiter Communities, so that we had in-house management capabilities. They focused on only on multi-family properties, and we are going to manage them and hopefully increase their value and then make a determination in the future as the markets stabilize whether or not we wish to refinance and hold them or sell them at that time.

David Fick - Stifel Nicolaus — Analyst

So Jupiter is managing all of these assets now?

Scott Schaeffer - RAIT Financial Trust — CEO

They’re managing the majority of them and our goal is that they will be managing all of them in the near term.

David Fick - Stifel Nicolaus — Analyst

Okay. And then lastly, your OC and IC tests on the commercial real estate CDOs and the European CDOs, can you just tell us how — where you stand at this stage?

Jack Salmon - RAIT Financial Trust — CFO

Yes. As I mentioned, David, that we are passing all of the OC and IC tests on our commercial real estate CDOs. The European CDOs have had credit events and they are still meeting a majority of their requirements, but they’re de-consolidated and don’t have an effect per se on our financial results at this point. I think the focus is really, as we said earlier, on our CRE performance and we’re meeting the interest coverage tests pretty healthily. I think the OC tests are the ones that we’re monitoring more closely.

David Fick - Stifel Nicolaus — Analyst

And so I know it’s hard to predict and you probably don’t want to take a public stand on this, but can you give us any indication of your view of the forward cash flow out of the remaining CDOs?

Jack Salmon - RAIT Financial Trust — CFO

It’s very hard to predict anything in the future since we monitor these on a month-to-month basis and tell you what the payment cycle will be, and actually more frequently than that, but we’d look to get every asset within our portfolio every day, so.

David Fick - Stifel Nicolaus — Analyst

So is it fair to say...

Scott Schaeffer - RAIT Financial Trust — CEO

It’s very hard to predict payment performance given the overall position in the market.

David Fick - Stifel Nicolaus — Analyst

Well, assuming a negative forward view, and I presume you have to be very cautious here, is it fair to assume that at some point basically all CDOs are going to fail these tests and cash flow will be diverted?

Scott Schaeffer - RAIT Financial Trust — CEO

No, David, that’s not a fair assumption. I think these are managed CDOs, which gives us the flexibility in moving assets in and moving assets out in order to keep all of these ratios in a positive condition.

David Fick - Stifel Nicolaus — Analyst

Okay. Now these CDOs are now two to three years old and most of them had five year management capability in terms of replacing collateral, is that correct? So you have another couple of years to do that?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes.

David Fick - Stifel Nicolaus — Analyst

On average, okay. Thank you.

Jack Salmon - RAIT Financial Trust — CFO

Sure.

Operator

Your next question comes from the line of Leon Cooperman of Omega Advisors. Please proceed.

Leon Cooperman - Omega Advisors — Investor

Right. Just two questions, I don’t know if you will answer either one. In fact, one is partially a statement. Essentially when you did this convertible deal by buying back roughly a quarter of the issue, I should say I understand why it’s good for the equity holders and I have no problem with the transaction. But you’ve essentially primed the other 75% of the convertible holders that did not have the opportunity to gain access to this transaction.

So I guess the question I would ask you is, how confident are you at the end of the day that you have not disadvantaged the existing convert holders which I guess is indirectly a way of asking of you how confident are you that you will remain solvent? Because the convert holder that sold out got in the low $50s for his convert, and converts are quoted currently in the market somewhere between $26 and $28. And I can calculate very easily if we remain solvent, you pay your coupons and your principal back and we are just fine and we came out very well. On the other hand, this insolvency issue, since we over-collateralized him, he’s way ahead of us.

So question one I guess is really in essence how comfortable you are in meeting all financial obligations in the future and remain a going concern? And secondly with the financial transactions entered into, what kind of free cash flow are we likely to be generating say over the next 12 months? Is that not a question that’s possible to answer given all the moving parts? Thank you.

Scott Schaeffer - RAIT Financial Trust — CEO

Well, let me — Lee, this is Scott. Let me address the first part of your question, which was — and I’ll just make a statement as you did, which was we took advantage of an opportunity that presented itself to us and we felt it was good for the shareholders. We feel that the Company is very solvent, and it’s well positioned to remain solvent and actually increase our equity going forward.

So I don’t have any concern at all about our ability to continue to service the existing recourse debt in total through the remaining term. The capital and debt markets remain somewhat dysfunctional. So who knows what three years out will bring. But as far as solvency goes today and as far as I can see into the future, that’s not an issue whatsoever.

Now as far — and I’m sorry, the second part of your question, I’m not —

Leon Cooperman - Omega Advisors — Investor

Is with the refinancings — with the financial moves taking place, is there an ability for the Company to budget or have a handle on free cash flow going forward, which is what gives you the ability to service your debt and reinvest in the business and grow it, or are things so uncertain that it’s hard to have a realistic forecast of your free cash flow?

Jack Salmon - RAIT Financial Trust — CFO

Certainly, this is Jack. We do budget obviously our operations and cash flow as far into the future as is reasonably possible.

I think that we’re reporting today is a fairly consistent level of cash flow from the first quarter to the second quarter. The biggest effect on a go-forward basis is we will lose about $4.5 million of cash flow from our resi portfolio beginning in July when we sold that portfolio.

Our other portfolios are continuing on at the levels we’re describing. We’re earning management fees on the domestic and European portfolios and we are earning yield and fees on our commercial portfolio. So I think the fact that we sold off the resi today basically getting the forward cash flow in one transaction, we’ll use that for operating purposes beginning in the third quarter and to the best of our ability manage cash flow for the long-term value of our shareholders. That’s our objective.

Leon Cooperman - Omega Advisors — Investor

All right. Thank you.

Operator

That concludes the question and answer session. I’ll now turn it back to Scott Schaeffer for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

We thank you for joining us today. And we look forward to speaking with you again in three months to present our third quarter results. Thank you.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.